UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179

(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Peter Dichiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2009, Michael Abramowitz, Joseph Bouhadana and Neil Florin (collectively, the “Resigning Directors”), directors of Adrenalina (the “Company”), provided notice to the Company that they were resigning from the Board of Directors of the Company effective on that date.  The Resigning Directors believed that the compensation and financial arrangements given to some employees and vendors supervised by the Company’s former President and Chief Operating Officer were not disclosed to the Company’s Board of Directors.  These compensation and financial arrangements were terminated by the Company after the former President and Chief Operating Officer’s resignation which was effective on July 18, 2009.

Michael Labinski, the Company’s Chief Financial Officer, is resigning from his position with the Company effective on October 30, 2009.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

None.

(b) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 30, 2009
Adrenalina

/s/ Ilia Lekach
By: Ilia Lekach
Chairman and CEO